UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 10, 2009

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

On August 10, 2009, Midas Medici Group Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with UtiliPoint International, Inc. (“UtiliPoint”), a New Mexico corporation, and UtiliPoint Acquisition Corp., a New Mexico corporation and wholly-owned subsidiary of the Company (the “Acquisition Sub”).  Pursuant to the Merger Agreement, at the closing of the Merger Agreement, Acquisition Sub will merge with and into UtiliPoint and UtiliPoint will become the Company’s wholly-owned subsidiary.

The Merger Agreement contemplates that at the closing, the Company will issue an aggregate of 1,348,516 shares of common stock to the UitliPoint stockholders and options to purchase 172,597shares of common stock of the Company pursuant to the Company’s 2009 Incentive Stock Plan. Knox Lawrence International, LLC., KLI IP Holdings, Inc. and UTP International LLC, shareholders of UtiliPoint will be issued an aggregate of 889,444 of shares of our common stock and options to purchase 27,168 shares of our common stock at the closing of the Merger. Nana Baffour, our CEO and Johnson Kachidza, our President are the principal shareholders of Knox Lawrence International LLC., KLI IP Holdings, Inc. and UTP International LLC.

The closing of the transaction is subject to the fulfillment of certain conditions, including, (i) the delivery of all documents required to be delivered pursuant to the Merger Agreement, (ii)all terms, covenants and conditions of the  merger are complied with or performed; (iii) the Certificate of Merger is executed by the Company and UtiliPoint; and (iv) there shall be no  material adverse change affecting the business of either the Company or UtiliPoint.

Founded in 1933, UtiliPoint built its brand name in the power utility industry by supplying market data intelligence to major US utilities spanning the entire market segment from generation to consumption. Today, UtiliPoint is a full service energy-focused consulting firm, providing independent research-based information, analysis, and consulting to energy companies, utilities, investors, regulators, and industry service providers alike.

UtiliPoint, provides  energy industry consulting services in seven practice areas that encompass the entire energy and utility value chain, including:

•
Smart Meter Deployment – that provides: 1) research and consulting focused on more effective deployment of smart meters to customers and; 2) efficient management of data traffic between end-users and providers of electricity;

•	Energy Investments & Business Planning –that provides investment decision support to utilities and investment firms;
•	CommodityPoint – that provides research and advisory services designed to assist commodities traders to manage trading risk;
•	Meter-to-Cash – that provides independent research and consulting services applied to the end-to-end utility-customer value chain from when a meter is read to the point cash is received;
•	Pricing & Demand Response – that assists utilities and their regulators to design mechanisms for setting electricity rates and formulating prices for electricity;
•
Public & Regulatory Issues Management – that provides assistance for potentially controversial public, regulatory, and legal issues associated with the generation, transmission and distribution of electricity; and

•	The Intelligent Project – that produces highly structured, issue-focused research and executive forums to assist executives to analyze customer related issues associated with the Smart Grid.

UtiliPoint’s clients include utilities, investors, regulators, and energy industry vendors and service providers both domestically and internationally.

UtiliPoint is headquartered in Albuquerque, NM, with two domestic regional offices in Tulsa, OK and Houston, TX. It maintains international operations through its office in Brno, Czech Republic.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated 10th day of August 2009 between Midas Medici Group Holdings, Inc., UtiliPoint Acquisition Co. and UtiliPoint International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: August 14, 2009	By:	/s/ Nana Baffour
Nana Baffour, CEO and Co-Executive Chairman